As filed with the Securities and Exchange Commission on May 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALABAMA NATIONAL BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6712	63-1114426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1927 First Avenue North

Birmingham, Alabama 35203

(205) 583-3600

(Address, including zip code, and telephone number of registrant’s principal executive office)

JOHN H. HOLCOMB, III

Chairman and Chief Executive Officer

1927 First Avenue North

Birmingham, AL 35203

(205) 583-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

CHRISTOPHER B. HARMON, ESQ.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, $1.00 par value per share	$75,000,000	$9,503

(1)	There are being registered hereunder an indeterminate number of shares of common stock of the registrant as may be sold from time to time by the registrant. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $75,000,000.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2004

PROSPECTUS

$75,000,000

Common Stock

Alabama National BanCorporation may offer shares of its common stock from time to time. We will specify in an accompanying prospectus supplement the terms of any offering. You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on The Nasdaq Stock Market under the trading symbol “ALAB.” The common stock offered by this prospectus will have an aggregate public offering price of up to $75,000,000.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The common stock offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable commissions or discounts in the accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors beginning on page 3 of this prospectus before you make an investment decision.

The date of this prospectus is             , 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain more specific information about the shares offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to us. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

When acquiring any common stock discussed in the prospectus, you should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

Unless the context otherwise requires, references in this prospectus to “Alabama National,” “we,” “us,” and “our” refer to Alabama National BanCorporation and its subsidiaries.

ALABAMA NATIONAL BANCORPORATION

Alabama National is a registered bank holding company subject to supervision and regulation by the Federal Reserve and is a corporation organized under the laws of the State of Delaware. Our main office is located at 1927 First Avenue North, Birmingham, Alabama 35203, and our telephone number is 205-583-3600.

As a bank holding company, Alabama National operates 78 banking offices through fourteen bank subsidiaries in Alabama, Florida and Georgia. The largest subsidiary for the holding company is Birmingham-based National Bank of Commerce (“NBC”). Other Alabama subsidiaries are: First American Bank in Decatur/Huntsville, Athens and Auburn/Opelika; First Citizens Bank in Talladega; Bank of Dadeville; Alabama Exchange Bank in Tuskegee; and First Gulf Bank in Baldwin County. Our Florida subsidiaries are: Indian River National Bank in Vero Beach; Cypress Bank in Palm Coast; Citizens & Peoples Bank, N.A. in Pensacola; Community Bank of Naples, N.A.; Millennium Bank in Gainesville; Peoples State Bank in Groveland; and

Public Bank in metropolitan Orlando. In June 2004, Peoples State Bank in Groveland will be merged into Public Bank. Alabama National has one subsidiary in Georgia, Georgia State Bank in metropolitan Atlanta. Alabama National provides full banking services to individuals and businesses. Brokerage services are provided to customers through NBC’s wholly-owned subsidiary, NBC Securities, Inc. Insurance services are provided through Alabama National Insurance Services, Inc., a wholly owned subsidiary of First American Bank.

At March 31, 2004, Alabama National had total assets of approximately $4.9 billion, total deposits of approximately $3.5 billion, total net loans of approximately $3.1 billion and total shareholders’ equity of approximately $426.4 million. Additional information about Alabama National is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this prospectus, including our financial statements and the related notes incorporated by reference into this prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related To Our Business

Competition in the banking industry is intense.

Competition in the banking and financial services industry is intense. In their primary market areas, our subsidiary banks compete with other commercial banks, savings and loan associations, credit unions, finance companies, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than our subsidiary banks and may offer certain services that our subsidiary banks do not or cannot provide. Our profitability depends upon the subsidiary banks’ continued ability to compete effectively in their market areas.

We operate in a heavily regulated environment.

The banking industry is heavily regulated. We are subject, in certain respects, to regulation by the Federal Reserve, the Federal Depository Insurance Corporation, the Office of the Comptroller of the Currency, the Alabama State Banking Department, the Florida Department of Financial Services and the Georgia State Banking Department. Our success depends not only on competitive factors but also on state and federal regulations affecting banks and bank holding companies. The regulations are primarily intended to protect depositors, not stockholders. The ultimate effect of recent and proposed changes to the regulation of the financial institution industry cannot be predicted. Regulations now affecting us may be modified at any time, and there is no assurance that such modifications, if any, will not adversely affect our business.

Changes in the policies of monetary authorities could adversely affect our profitability.

Our results of operations are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in United States government securities, changes in the discount rate or the federal funds rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, particularly in light of the continuing threat of terrorist acts and the current military operations in the Middle East, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Alabama National. Furthermore, the actions of the United States government and other governments in responding to such terrorist attacks and the military operations in the Middle East may result in currency fluctuations, exchange controls, market disruption and other adverse effects.

Our success depends upon local economic conditions.

Our success depends to a certain extent on the general economic conditions of the geographic markets served by our subsidiary banks in the states of Alabama, Georgia and Florida. The local economic conditions in these areas have a significant impact on the subsidiary banks’ commercial, real estate and construction loans, the ability of borrowers to repay these loans and the value of the collateral securing these loans. Adverse changes in the economic conditions of the Southeastern United States in general or any one or more of these local markets could negatively impact the financial results of our banking operations and have a negative effect on our profitability.

We cannot guarantee that we will pay dividends to stockholders in the future.

Our principal business operations are conducted through our subsidiary banks. Cash available to pay dividends to our stockholders is derived primarily, if not entirely, from dividends paid by the subsidiary banks. The ability of the subsidiary banks to pay dividends, as well as our ability to pay dividends to our stockholders, will continue to be subject to and limited by the results of operations of the subsidiary banks and by certain legal and regulatory restrictions. Further, any lenders making loans to us may impose financial covenants that may be more restrictive than regulatory requirements with respect to our payment of dividends to stockholders. There can be no assurance of whether or when we may pay dividends to our stockholders after this offering.

Changes in the allowances for loan and lease losses of our subsidiary banks could affect our profitability.

Management of each of our subsidiary banks maintains an allowance for loan and lease losses based upon, among other things, (1) historical experience, (2) an evaluation of local and national economic conditions, (3) regular reviews of delinquencies and loan portfolio quality, (4) current trends regarding the volume and severity of past due and problem loans, (5) the existence and effect of concentrations of credit and (6) results of regulatory examinations. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the respective loan portfolios. Although we believe that the allowance for loan and lease losses at each of the subsidiary banks is adequate, there can be no assurance that such allowances will prove sufficient to cover future losses. Future adjustments may be necessary if economic conditions differ or adverse developments arise with respect to nonperforming or performing loans. Material additions to the allowance for loan and lease losses would result in a material decrease in our net income, and possibly our capital, and could result in the inability to pay dividends, among other adverse consequences.

Changes in interest rates could have an adverse effect on our income.

Our profitability depends to a significant extent upon our net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Our net interest income will be adversely affected if market interest rates change such that the interest we pay on deposits and borrowings increases faster than the interest earned on loans and investments. Changes in interest rates could also adversely affect the income of certain of our non-interest income businesses. For example, if mortgage interest rates increase, the demand for residential mortgage loans will likely decrease, and this would have an adverse effect on our gain on the sale of mortgages.

Future acquisitions may disrupt our business, dilute stockholder value and adversely affect our operating results.

We may grow by acquiring banks or branches of other banks that we believe provide a strategic fit with our business. To the extent that we grow through acquisitions, we cannot assure you that we will be able to adequately or profitably manage this growth. Acquiring other banks or branches involves risks commonly associated with acquisitions, including:

•	potential exposure to unknown or contingent liabilities of acquired banks;

•	exposure to potential asset quality issues of acquired banks;

•	difficulty and expense of integrating the operations and personnel of acquired banks;

•	potential disruption to our business;

•	possible loss of key employees and customers of acquired banks;

•	potential short-term decrease in profitability; and

•	potential diversion of our management’s time and attention.

We continually encounter technological change, and we may have fewer resources than our competition to continue to invest in technological improvements.

The banking and financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that enhance customer convenience, as well as create additional efficiencies in our operations. Many of our competitors have greater resources to invest in technological improvements, and we may not be able to effectively implement new technology-driven products and services, which could reduce our ability to effectively compete.

Risks Related to the Securities Markets

Substantial sales of our common stock could cause our stock price to fall.

If stockholders sell substantial amounts of our common stock in the public market following this offering or the announcement of this offering, the market price of our common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Certain provisions in our certificate of incorporation and bylaws may deter potential acquirors and may depress our stock price.

Our certificate of incorporation and bylaws contain provisions that might have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. See “Certain Anti-Takeover Effects.”

Our stock is not an insured deposit.

Your investment in shares of our common stock is not a deposit insured against loss by the FDIC or any other government entity.

We may issue additional securities, which could dilute your ownership percentage.

We may issue additional securities to raise additional capital or finance acquisitions or upon the exercise or conversion of outstanding options, and if we do, the ownership percentage of holders of our common stock could be diluted.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the risk factors disclosed in this prospectus or any prospectus supplement when evaluating an investment in our common stock. This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “predicts,” “projects,” “goals,” “objectives,” “future,” “potential,” or “continue” or the negative thereof or other comparable terminology. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and our actual results could differ materially from those projected in or implied by the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth above and those described elsewhere in this prospectus or in any prospectus supplement. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ. You should refer to our periodic and current reports filed with the Securities and Exchange Commission for specific information which could cause our actual results to be significantly different from those expressed or implied by these forward-looking statements.

SUPERVISION AND REGULATION

Alabama National is subject to state and federal banking laws and regulations which impose specific requirements and restrictions on, and provide for general regulatory oversight with respect to, virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not stockholders. To the extent that the following summary describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of Alabama National.

Beginning with the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”) and following in 1991 with the Federal Deposit Insurance Corporation Act (“FDICIA”), numerous additional regulatory requirements have been placed on the banking industry, and additional changes have been proposed. The operations of Alabama National may be affected by legislative changes and the policies of various regulatory authorities. Alabama National is unable to predict the nature or the extent of the effect on its business and earnings that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future.

As a bank holding company, Alabama National is subject to the regulation and supervision of the Federal Reserve. Alabama National’s subsidiary banks (collectively, the “Banks”) are subject to supervision and regulation by applicable state and federal banking agencies, including the Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”). These Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain allowances against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, bank holding companies from any state may acquire banks located in any other state, subject to certain conditions, including concentration limits. A bank may establish branches across state lines by merging with a bank in another state (unless applicable state law prohibits such interstate mergers), provided certain conditions are met. A bank may also establish a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits such interstate de novo branching and certain other conditions are met.

There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or is in default. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and commit resources to support such institutions in circumstances where it might not do so absent such policy. In addition, the “cross-guarantee” provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default.

The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized” as such terms are defined under regulations issued by each of the federal banking agencies. In general, the agencies measure capital adequacy within a framework that makes capital requirements sensitive to the risk profiles of individual banking companies. The guidelines define capital as either Tier 1 (primarily common shareholders’ equity) or Tier 2 (certain debt instruments and a portion of the allowance for loan losses). Alabama National and its subsidiary banks are subject to a minimum Tier 1 capital ratio (Tier 1 capital to risk-weighted assets) of 4%, a total capital ratio (Tier 1 plus Tier 2 to risk-weighted assets) of 8% and a Tier 1 leverage ratio (Tier 1 to average quarterly assets) of 3%. To be considered a “well capitalized” institution, the Tier 1 capital ratio, the total capital ratio, and the Tier 1 leverage ratio must equal or exceed 6%, 10% and 5%, respectively.

The Federal Reserve has adopted rules to incorporate market and interest rate risk components into its risk-based capital standards. Under these market risk requirements, capital is allocated to support the amount of market risk related to a financial institution’s ongoing trading activities.

The Banks are subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, investments in or certain other transactions with affiliates, and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. In general, the Banks’ “affiliates” will be Alabama National and Alabama National’s non-bank subsidiaries.

The Banks are also subject to the provisions of Section 23B of the Federal Reserve Act that, among other things, prohibit a bank from engaging in certain transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the bank, as those prevailing at the time for comparable transactions with non-affiliated companies.

The Banks are also subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

The Community Reinvestment Act (“CRA”) requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC or the OCC shall evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. These factors are considered in evaluating mergers, acquisitions and applications to open a branch or facility. The CRA also requires all institutions to make public disclosure of their CRA ratings. Each of the Banks received at least a satisfactory rating in its most recent evaluation.

There are various legal and regulatory limits on the extent to which banks may pay dividends or otherwise supply funds to their holding companies. In addition, federal and state regulatory agencies also have the authority to prevent a bank or bank holding company from paying a dividend or engaging in any other activity that, in the opinion of the agency, would constitute an unsafe or unsound practice.

FDIC regulations require that management report on its responsibility for preparing its institution’s financial statements and for establishing and maintaining an internal control structure and procedures for financial reporting and compliance with designated laws and regulations concerning safety and soundness.

The FDIC currently uses a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The FDIC recently has proposed changes to its assessment system that are designed to require premium payments by a greater number of banks and other FDIC-insured depository institutions and that also would provide rebates to some institutions. If any of these changes were to take effect, the assessment obligations of the Banks could change.

The Gramm-Leach-Bliley Act, which became effective in 2000, permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. A bank holding company may become a financial holding company by filing a declaration if each of its subsidiary banks is well capitalized under the FDICIA prompt corrective action provisions, is well managed, and has at least a satisfactory rating under the CRA. No regulatory approval will be required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve. At this time, Alabama National has not registered to become a financial holding company.

The Gramm-Leach-Bliley Act broadly defines “financial in nature” to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking; and activities that the Federal Reserve has determined to be closely related to banking. The Act also permits the Federal Reserve, in consultation with the Department of Treasury, to determine that other activities are “financial in nature” and therefore permissible for financial holding companies. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature (other than insurance underwriting, insurance company portfolio investment, merchant banking, real estate development and real estate investment) through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory CRA rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank at issue has a CRA rating of satisfactory or better. Bank holding companies that have not become financial holding companies are prohibited from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

The Act preserves the role of the Federal Reserve as the umbrella supervisor for holding companies while at the same time incorporating a system of functional regulation designed to take advantage of the strengths of the various federal and state regulators. In particular, the Act replaces the broad exemption from Securities and Exchange Commission regulation that banks previously enjoyed with more limited exemptions, and it reaffirms that states are the regulators for the insurance activities of all persons, including federally-chartered banks.

The Gramm-Leach-Bliley Act also establishes a minimum federal standard of financial privacy. In general, the applicable regulations issued by the various federal regulatory agencies prohibit affected financial institutions (including banks, insurance agencies and broker/dealers) from sharing information about their customers with non-affiliated third parties unless (1) the financial institution has first provided a privacy notice to the customer; (2) the financial institution has given the customer an opportunity to opt out of the disclosure; and (3) the customer has not opted out after being given a reasonable opportunity to do so.

On October 26, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) was signed into law. The USA Patriot Act broadened the application of anti-money laundering regulations to apply to additional types of financial institutions, such as broker-dealers, and strengthened the ability of the U.S. government to detect and prosecute international money laundering and the financing of terrorism. The principal provisions of Title III of the USA Patriot Act require that regulated financial institutions, including state member banks: (i) establish an anti-money laundering program that includes training and audit components; (ii) comply with regulations regarding the verification of the identity of any person seeking to open an account; (iii) take additional required precautions with non-U.S. owned accounts; and (iv) perform certain verification and certification of money laundering risk for their foreign correspondent banking relationships. The USA Patriot Act also expanded the conditions under which funds in a U.S. interbank account may be subject to forfeiture and increased the penalties for violation of anti-money laundering regulations. Failure of a financial institution to comply with the USA Patriot Act’s requirements could have serious legal and reputational consequences for the institution.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we expect to use the net proceeds from the sale of any common stock offered hereby for general corporate purposes, which may include, among other things, our working capital needs and investments in, or extensions of credit to, our subsidiary banks. We may also use a portion of the net proceeds to finance possible acquisitions, reduce or refinance debt, or redeem outstanding securities.

Until we designate the use of the net proceeds, we will invest them temporarily. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. From time to time, we may engage in additional capital financings as we determine appropriate based upon our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Restated Certificate of Incorporation, as amended, our Amended and Restated Bylaws, and all applicable provisions of Delaware law.

General

Our authorized capital stock consists of 27,500,000 shares of common stock, par value $1.00 per share, and 100,000 shares of preferred stock, par value $1.00 per share. As of May 12, 2004, there were 15,407,571 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of Alabama National’s capital stock.

Common Stock

Holders of shares of common stock are entitled to receive such dividends as may from time to time be declared by the Board out of funds legally available therefor. Each holder of common stock is entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and there are no cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of Alabama National, holders of common stock are entitled to share equally and ratably in the assets of Alabama National, if any, remaining after the payment of all debts and liabilities of Alabama National and the liquidation preference of any outstanding shares of preferred stock. The outstanding shares of common stock are, and the shares of common stock offered by Alabama National hereby when issued, will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any class or series of preferred stock that Alabama National may issue in the future.

Preferred Stock

Our Restated Certificate of Incorporation provides that the Board of Directors is authorized without further action by the holders of the common stock to provide for the issuance of shares of preferred stock. Such preferred stock may be issued in one or more classes or series. The Board of Directors has the authority to fix the designations, powers, preferences and relative participating options and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and to fix the number of shares to be included in any such class or series. Any share of preferred stock so issued may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding-up, or both. In addition, any such shares of preferred stock may have class or series voting rights. Issuances of preferred stock, while providing Alabama National with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock, including restricting dividends on the common stock, and in certain circumstances such issuances could have the effect of decreasing the market price of our common stock. The Board of Directors, without shareholder approval, may issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock could also make the removal of management more difficult and could prevent a change in control of Alabama National. No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Certain Anti-Takeover Effects

The provisions of our Restated Certificate of Incorporation, our Amended and Restated Bylaws and the Delaware General Corporation Law (“DCGL”) summarized in the following paragraphs may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders and may make removal of management more difficult.

Authorized but Unissued Stock

The authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage any attempt to obtain control of Alabama National by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of Alabama National’s management.

Limitations on Shareholder Action by Written Consent and Limitations on Calling Shareholder Meetings

Our Restated Certificate of Incorporation and Amended and Restated Bylaws prohibit shareholder action by written consent in lieu of a meeting and provide that shareholder action can be taken only at an annual or special meeting of shareholders. Our Bylaws provide that subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances, special meetings of shareholders can be called only by the Board of Directors or the Chairman of the Board. Shareholders will not be permitted to call a special meeting of shareholders. Such provision may have the effect of delaying consideration of a shareholder proposal until the next special meeting unless a special meeting is called by the Board of Directors or the Chairman of the Board.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, and subject to certain exclusions, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder.

Subject to certain exceptions, a “business combination” includes:

(i)	any merger or consolidation of the corporation or a majority-owned subsidiary of the corporation;

(ii)	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation or a majority-owned subsidiary of the corporation having an aggregate market value equal to 10% of more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

(iii)	any transaction that results in the issuance or transfer by the corporation or a majority-owned subsidiary of the corporation of any stock of the corporation or the subsidiary to the Interested shareholder except pursuant to a transaction that effects a pro rata distribution to all shareholders of the corporation;

(iv)	any transaction involving the corporation or a majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series or securities convertible into the stock of any class or series of the corporation or the subsidiary that is owned by the Interested Shareholder; and

(v)	any receipt by the Interested Shareholder of the benefit (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a majority-owned subsidiary of the corporation.

An “interested stockholder” is a person who, together with affiliates and associates:

(i)	beneficially owns 15% or more of the outstanding voting stock of the corporation; or

(ii)	is an affiliate or associate of the corporation and who was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within three years before the date on which such person’s status as an interested stockholder is determined.

Section 203 does not apply to a business combination if:

(i)	before a person became an interested stockholder, the board of directors of the corporation approved either the transaction in which the interested stockholder became an interested stockholder or the business combination;

(ii)	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (other than certain excluded shares); or

(iii)	following a transaction in which the person became an interested stockholder the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of shareholders (and not by written consent) by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is SunTrust Bank. Its address is SunTrust Bank, Stock Transfer Department, P.O. Box 4625, Atlanta, Georgia 30302, Attention: Sue Hampton. Its telephone number is (404) 581-1579.

PLAN OF DISTRIBUTION

We may sell our common stock to or through underwriters or dealers, or we may sell the common stock to one or more investors, directly or through agents. A prospectus supplement or supplements will describe the terms of the offering of common stock, including:

•	the name or names of any underwriters or agents with whom we have entered arrangements with respect to the sale of such common stock;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

Underwriters may offer and sell the shares of common stock at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these shares upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these shares, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for whom they may act as agent. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares of common stock may also be sold in one or more of the following transactions:

(a)	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

(c)	a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange or NASD rules;

(d)	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

(e)	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and

(f)	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. However, no prospectus supplement may fundamentally change terms set in the base prospectus or offer a security that is not registered and described in the base prospectus at the time of effectiveness.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any shares of common stock will be subject to certain conditions precedent.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters may have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing shares in the open market following completion of this offering or by exercising any over-allotment option granted to them by us. In addition, an underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the shares that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Any underwriters who are qualified market makers on The Nasdaq Stock Market may engage in passive market making transactions in the securities on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Maynard, Cooper & Gale, P.C., Birmingham, Alabama. As of the date of this prospectus, certain attorneys in the law firm of Maynard, Cooper & Gale, P.C. owned an aggregate of 36,341 shares of our common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Alabama National for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus and the related prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus and the related prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission’s web site at www.sec.gov. The address of the SEC’s web site is provided for the information of prospective investors and not as an active link. In addition, you can read and copy our Securities and Exchange Commission filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Securities and Exchange Commission prior to the date of this prospectus, while information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than reports or portions furnished under Items 9 or 12 of Form 8-K) until we complete our offering of securities:

1.	Our annual report on Form 10-K for the year ended December 31, 2003;

2.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2004;

3.	Our definitive Proxy Statement on Schedule 14A filed on March 31, 2004;

4.	Our current report on Form 8-K filed March 5, 2004; and

5.	The description of our common stock set forth in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on November 21, 1994, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Alabama National BanCorporation, Attention: Investor Relations, 1927 First Avenue North, Birmingham, Alabama 35203, telephone: (205) 583-3600.

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

$75,000,000

Common Stock

Prospectus

            , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting commissions, payable by the registrant in connection with the offering of common stock being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$9,503
Accounting fees and expenses	30,000
Legal fees and expenses	40,000
Printing and miscellaneous expenses	40,000

Total	$119,503

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the General Corporation Law of Delaware (the “DGCL”), the Restated Certificate of Incorporation of Alabama National contains a provision which, subject to certain exceptions described below, eliminates the liability of a director to Alabama National or its stockholders for monetary damages for any breach of duty as a director. This provision does not eliminate the liability of the director (i) for violations of his duty of loyalty to Alabama National or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends and distributions or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended and Restated By-Laws of Alabama National require Alabama National to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Alabama National) by reason of the fact that he is or was a director, officer, employee or agent of Alabama National, or is or was serving at the request of Alabama National as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any such entities), including service with respect to employee benefit plans maintained or sponsored by Alabama National (or any predecessor). Directors, officers, employees and agents are entitled to be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Alabama National, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Alabama National must also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Alabama National to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Alabama National, or is or was serving at the request of Alabama National, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (or any predecessor of any such entities), including service with respect to employee benefit plans maintained or sponsored by Alabama National (or any predecessor), against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Alabama National. Notwithstanding the foregoing, no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Alabama National unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

Directors and officers are entitled to have Alabama National advance any expenses incurred in connection with a proceeding prior to final disposition of the proceeding, upon delivery of a written undertaking to repay the amounts advanced if it is ultimately determined that he is not entitled to indemnification.

In addition to the Amended and Restated By-Laws of Alabama National, Section 145(c) of the DGCL requires Alabama National to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above. The DGCL also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification. Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Alabama National pursuant to the foregoing provisions, Alabama National has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement. (1)

3.1	Restated Certificate of Incorporation of the Company. (2)

3.2	Amended and Restated Bylaws of the Company. (3)

5.1	Opinion of Maynard, Cooper & Gale, P.C.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s quarterly report on Form 10-Q for the period ended March 31, 2002 and incorporated herein by reference.
(3)	Filed as an exhibit to the registrant’s annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 21st day of May, 2004.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ JOHN H. HOLCOMB III

John H. Holcomb III Its Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Holcomb III and William E. Matthews V, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN H. HOLCOMB III John H. Holcomb, III	Chairman and Chief Executive Officer (principal executive officer)	May 21, 2004

/s/ VICTOR E. NICHOL, JR. Victor E. Nichol, Jr.	Vice Chairman and Director	May 21, 2004

/s/ DAN M. DAVID Dan M. David	Vice Chairman and Director	May 21, 2004

/s/ RICHARD MURRAY IV Richard Murray IV	President, Chief Operating Officer and Director	May 21, 2004

/s/ WILLIAM E. MATTHEWS V William E. Matthews V	Executive Vice President and Chief Financial Officer	May 21, 2004

/s/ SHELLY S. WILLIAMS Shelly S. Williams	Senior Vice President and Controller	May 21, 2004

/s/ W. RAY BARNES W. Ray Barnes	Director	May 19, 2004

Name	Title	Date

/s/ GRIFFIN A. GREENE Griffin A. Greene	Director	May 21, 2004

/s/ JOHN D. JOHNS John D. Johns	Director	May 21, 2004

/s/ JOHN J. MCMAHON, JR. John J. McMahon, Jr.	Director	May 21, 2004

/s/ C. PHILLIP MCWANE C. Phillip McWane	Director	May 21, 2004

/s/ G. RUFFNER PAGE, JR. G. Ruffner Page, Jr.	Director	May 21, 2004

/s/ JOHN M. PLUNK John M. Plunk	Director	May 20, 2004

/s/ W. STANCIL STARNES W. Stancil Starnes	Director	May 21, 2004

/s/ WILLIAM D. MONTGOMERY William D. Montgomery	Director	May 19, 2004

/s/ C. LLOYD NIX C. Lloyd Nix	Director	May 21, 2004

/s/ JOHN V. DENSON John V. Denson	Director	May 21, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement. (1)

3.1	Restated Certificate of Incorporation of the Company. (2)

3.2	Amended and Restated Bylaws of the Company. (3)

5.1	Opinion of Maynard, Cooper & Gale, P.C.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Filed as an exhibit to the registrant’s quarterly report on Form 10-Q for the period ended March 31, 2002 and incorporated herein by reference.
(3)	Filed as an exhibit to the registrant’s annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.